EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For Information:

Contact:

Michael Doherty

Phone:

(949) 673-1907

E-mail:	mdoherty@trestlecorp.com

TRESTLE CORPORATION AND CANCER RESEARCHER BOSTWICK LABORATORIES
INITIATE TELEPATHOLOGY RELATIONSHIP

NEWPORT BEACH, Calif., Jan. 08, 2003 – (OTCBB.TLHO) Trestle Holdings Inc., a supplier of tissue imaging and network medicine applications, announced that the Company has secured a new contract to provide its MedMicro™ telepathology product to Richmond, Virginia-based, Bostwick Laboratories, a leading private anatomic pathology reference laboratory.

Bostwick Laboratories mission is to help physicians and patients in making informed treatment decisions when faced with the diagnosis of cancer and other urologic diseases by providing technical and scientific expertise. The laboratory also renders second opinions on challenging cases referred by physicians and patients from around the world. Bostwick Laboratories focuses on the diagnosis of cancer of the urologic organs with special interest in prostate cancer.

The Company’s MedMicro™ product connects Bostwick’s lab microscopes to the Internet, allowing Bostwick laboratories to interactively view and navigate slides from any similarly configured global location.  MedMicro™ works with existing equipment over a standard Internet connection and supports the process of swift analysis for patient diagnosis.

TRESTLE AND BOSTWICK LABORATORIES INITIATE PARTNERSHIP

Dr. David G. Bostwick, M.D., medical director, Bostwick Laboratories, stated, “We are pleased to join with other pathology groups such as the Armed Forces Institute of Pathology, University of Maryland, and many others in incorporating the time-tested Trestle telepathology system into our practice.”

“Today’s announcement demonstrates the continued success we have had in expanding our installed customer base,” commented Michael Doherty, chairman of the board of directors, Trestle Holdings, Inc. “We look forward to growing our relationship with Bostwick and supporting the critical pathology work they perform.”

For more information about Trestle Corporation and its tissue imaging and network medicine applications, please visit the Company’s Web site at www.trestlecorp.com.

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach, MedMicro and MedScan, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables new collaboration and data analysis methods, improves the pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products, MedMicro™ and MedScan™, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach™, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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